EXHIBIT 99.1
ASHFORD
Fourth Quarter 2021 Conference Call
February 25, 2022
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the fourth quarter and full year 2021 and to update you on recent developments. On the call today will be: Jeremy Welter, President and Chief Operating Officer, Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 24, 2022, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the fourth quarter of 2021 with the fourth quarter of 2020.
I will now turn the call over to Jeremy.
Introduction – Jeremy Welter
Good morning, and welcome to our call to discuss our financial results for the fourth quarter of 2021. I will begin by discussing Ashford’s operations and strategy. Deric will then review our financial results for the quarter, and then Eric will provide an update regarding our Products and Services businesses. After that, we will open it up for Q&A.
We had a great fourth quarter, highlighted by the highest quarterly Adjusted EBITDA in the Company’s history. Our strong growth in Adjusted EBITDA for the quarter was driven by our REIT Advisory Business and the ability to recognize the fee deferral from Ashford Trust, as well as continued recovery and improved financial performance at INSPIRE, Remington, and Premier. As a reminder, during the quarter we re-branded our audio visual and event technology business formerly known as JSAV to INSPIRE. We are particularly excited to report $3.0 million of Adjusted EBITDA for INSPIRE in the fourth quarter, our business that was hit the hardest by the pandemic. As we look forward, I’m extremely optimistic about the future of our Company, and we have a lot of exciting developments to discuss on today’s call.

The key themes we are going to highlight today are:
•First, both of our Advised REIT platforms are on solid footing. Ashford Trust has significant liquidity, recently reinstated its preferred dividends and plans to be S-3 eligible very soon. Braemar is back on offense and growing, with its recent announcement of its proposed acquisition of the Dorado Beach, a Ritz-Carlton Reserve in Puerto Rico;
•Second, we continue to see strong results in our third-party growth initiative at Remington and Premier;
•Third, we have been successful in raising substantial capital and we are ramping up our capital raising efforts at Ashford Securities. Through its first three quarters Ashford Securities capital raising effort have outpaced peer sponsors that subsequently raised billions of dollars;

•Fourth, we have built up a robust acquisition pipeline and we hope to announce new attractive and accretive transactions soon; and
•Fifth, we have a comprehensive asset light business that is unique in the hospitality industry and well-positioned for growth going forward.
Ashford advises two publicly traded REIT platforms, Ashford Trust and Braemar, which together owned 114 hotels with approximately 26,000 rooms and had approximately $7.8 billion of gross assets as of December 31, 2021. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts, which has been the first demand segment to recover, and had a solid fourth quarter operationally. Braemar also recently announced its second acquisition of this cycle with the 96-room Dorado Beach, a Ritz-Carlton Reserve in Dorado, Puerto Rico. Ashford Trust has significantly deleveraged its balance sheet, is now paying interest current on its strategic financing and reinstated and caught up on its accrued preferred dividends, which was one of the key requirements for being S-3 eligible. Ashford Trust also continued to maintain a significant cash balance, which ended the quarter at $593 million. Looking ahead, both platforms now have significant liquidity and with both REITs stabilized and performing well, we believe both are well-positioned for the continued recovery of the hotel industry, and we remain focused on their future strategic objectives.
Remington and Premier continue to execute on their long-term growth strategies. Both companies are benefiting from the improved demand trends we are seeing at our hotels, and we continue to believe that these two businesses are well-positioned to achieve growth with their third-party business initiatives. Both Remington and Premier have solid reputations in the industry. While we are still in the early stages of the growth of our third-party business, we have already seen strong momentum, with Remington signing 20 new hotel management contracts with third-party hotel owners, and Premier signing 35 new third-party contracts totaling over $11 million in fees. What’s even more exciting is that 7 of the 12 customers at Remington are repeat customers signing more than one contract with Remington. Looking ahead, we are extremely excited about the long-term opportunity for third-party growth at both Remington and Premier.
During 2021, we raised approximately $930 million of capital at our advised REITs. Only approximately 4% of this capital was through Ashford Securities. We formed Ashford Securities to be a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly differentiated alternative investment products. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity for future platforms.

Ashford Securities is ramping up nicely and has recently begun raising capital for Braemar. Ashford Securities has raised $62 million in net proceeds during the first 8 months of capital raising through the sale of Braemar’s non-traded preferred stock. Comparing this performance against its peers, Ashford Securities has raised 129% more capital than the next closest peer product during its first 3 quarters of capital raising, highlighting the strong appetite for Braemar’s non-traded securities. We have signed up 29 dealer agreements that represent over 4,500 brokers, and we continue to have conversations with more dealers about signing onto this capital raise. We are excited to pursue a fresh source of capital that will help us grow all of our platforms over the long term, all with the goal of increasing shareholder value.
Throughout 2021, we have continued to search for and analyze acquisition opportunities across the industry which can be accretive to our businesses from both a bolt-on and new platform perspective. Our teams are actively engaging with potential targets to identify opportunities to rapidly expand our operating footprint & increase market share. We are excited about the robust pipeline our team has created and look forward to sharing more details in future quarters.
One of our portfolio companies where we are seeing strong growth is RED Hospitality & Leisure. RED is a leading provider of watersports activities and other travel and transportation services in the US Virgin Islands, Key West, Florida, and most recently in Turks & Caicos and Puerto Rico. RED had a very strong quarter, driven by strong leisure demand in its markets, and RED anticipates that these markets will continue their strong performance in the coming months.
Additionally, the products offered by OpenKey and Pure Wellness continue to thrive in this environment. As the hotel industry strives to implement measures to provide a clean and safe environment, many hotels and guests are seeking automatic check-ins, allowing them to bypass the front desk with keyless entry and secure digital key capabilities. The industry is also seeking enhanced sanitation and air purification standards within the guest rooms. We believe the benefits that OpenKey and Pure Wellness offer will position them well to achieve accelerated adoption and growth of hotels nationwide.
As previously discussed, during the quarter, JSAV completed a strategic rebranding and is now named INSPIRE.  Throughout its 35-year history, the full-service event technology company has developed creative and individualized event production solutions and the new name, INSPIRE, reflects the energy and momentum the company brings to each of its clients and the aspiration to create events that move people. The upward trend in hospitality revenue for the year is a bright spot at INSPIRE and, looking forward, we are optimistic for a continued uptick in sales opportunities.
On the investor relations front, we believe having an active investor outreach effort and broadening our investor base are important areas of focus. In recent months we attended several investor conferences and, during the fourth quarter, held an Investor Day in New York. It was very well attended and gave us the opportunity to share the Ashford story and strategy with existing and potential investors. Looking ahead to 2022 and the months ahead, we plan to attend several conferences targeting a wide range of investors from small and midcap-focused funds to industry-dedicated investors as well as family offices and retail holders. We believe exposure at these conferences will provide further opportunity to tell our story and provide a meaningful dialogue with potential investors, which should in turn continue to have a positive impact on expanding our investor base.
We believe we have a superior strategy and structure that is unique within the hospitality space. We are starting to see the recovery in our industry and are also seeing investment opportunities at very attractive unlevered returns that we did not see pre-pandemic. We believe there are four key areas of growth for Ashford – the recovery of the hospitality industry and higher hotel revenues, an increase in our assets under management, growth of our third-party business, and the acquisition or incubation of additional businesses. We are excited about each of these potential paths to growth and feel very confident in the future of our business.
I will now turn the call over to Deric.
Financial Review – Deric Eubanks
Thanks, Jeremy.
Net loss attributable to common stockholders for the fourth quarter was $(5.0) million, and net loss attributable to common stockholders for the full year was $(46.0) million.
Adjusted EBITDA for the fourth quarter was $19.5 million, which reflected growth of 174% over the prior year quarter and was the highest quarterly Adjusted EBITDA in Company history. The growth in Adjusted EBITDA over the prior year quarter was led by INSPIRE with an increase of $5.1 million, Remington with an increase of $1.9 million, Premier with an increase of $1.5 million and RED with an increase of $0.9 million. Adjusted EBITDA for the full year 2021 was $48.4 million. For the first time in our Company’s history, we provided long-term earnings guidance to the market last year. Given the significant growth potential we believe is possible for our Company, we felt that it was important for us to share that with the investment community. Our Adjusted EBITDA of $48.4 million for 2021 is only about 14% below the guidance we provided for Adjusted EBITDA for 2023. As a result, our 2023 Adjusted EBITDA guidance is currently under review, and we hope to have revised guidance soon.
Adjusted net income for the fourth quarter was $17.1 million, and adjusted net income per share was $2.24. These results reflect growth rates over the prior year of 470% and 421%, respectively. Adjusted net income and adjusted net income per share for the full year 2021 was $39 million and $5.20, respectively.
As it relates to our advised REITs, Ashford Trust raised approximately $564 million from the sale of shares of its common stock during 2021, while Braemar raised equity capital of approximately $104.4 million from the sale of shares of its common stock during the year. Since launching it’s non-traded preferred capital raise in July, Braemar has raised $62 million in net proceeds. These capital raises have helped shore up both REITs’ liquidity and lowered their leverage.
In terms of financial results for our portfolio of companies, I’ll provide some highlights and then Eric will discuss more details.
Lismore recorded revenue of $2.6 million in the quarter related to debt placement services and its agreement with Ashford Trust to seek modifications and forbearance for the REIT’s debt. The forbearance effort is mostly completed, but Lismore will continue to record this revenue over the remaining term of the agreement, which expires in April of 2022.
Remington realized hotel management fee revenue of $7.5 million in the quarter, Net Income Attributable to the Company of $129,000, and Adjusted EBITDA of $3.5 million. For the full year, Remington reported Adjusted EBITDA of $12.5 million.
For the fourth quarter, Premier had design and construction fee revenue of $3.9 million, Net Loss Attributable to the Company of $(1.4) million, and Adjusted EBITDA of $1.3 million.
OpenKey finished the quarter with 288 hotels under contract, which compares to 267 hotels under contract at the end of the third quarter. This growth was driven by a significant shift in guest preferences as evidenced by utilization of digital keys increasing by 33% in the fourth quarter over the prior year quarter. OpenKey also reported revenue growth of 63% over the prior year quarter.
Financial results for INSPIRE for the fourth quarter included revenue of $21.7 million, Net Income Attributable to the Company of $135,000, and Adjusted EBITDA of $3.0 million. The revenue for INSPIRE reflected a growth rate of 427% over the prior year quarter, and it’s the third consecutive quarter of positive Adjusted EBITDA for INSPIRE. For the full year, INSPIRE reported Adjusted EBITDA of $4.5 million.
RED Hospitality & Leisure, our boating and watersports company, had a great 2021, reporting total revenue of $23.9 million, Net Income Attributable to the Company of $2.9 million, and Adjusted EBITDA of $6.3 million. 2021 was a record year for RED.
As of December 31, 2021, we had 7.6 million fully diluted shares of common stock and units, which included 4.3 million common shares associated with our Series D convertible preferred stock. We had 2.8 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, and the balance primarily comprised of restricted stock.
I will now turn the call over to Eric.
Products & Services – Eric Batis

Thank you, Deric.
We are excited to provide updates on our Products and Services businesses. Looking forward, we have two major initiatives for 2022. Rapid growth in third party sales and executing strategic acquisitions for our Products and Services platform. We believe that our platforms are poised to capitalize on the incredible momentum we established during 2021 and carry that into 2022 and beyond.
Cost control measures are in the final stages of being phased out as we see most of our businesses approaching pre-COVID levels of demand in 2022 and shift our attitude toward an aggressive growth stance. We continue to deliver results that are exceeding internal projections and believe that is a testament to the best-in-class leadership teams we have in place within our portfolio companies.
The first business I’d like to discuss is RED Hospitality & Leisure, a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Puerto Rico, Key West, and Turks & Caicos. In the fourth quarter, RED generated $5.7 million of revenue and $1.0 million of adjusted EBITDA, representing 95% and 1,004% growth, respectively, over the prior year quarter. 2021 was a year for the record books for RED, breaking company records for annual revenue as well as EBITDA.
During the year, RED assumed operations at The Ritz Carlton Turks & Caicos and began providing activities and services to guests. Performance at the property exceeded our expectations by generating $1.2 million of revenue in just six months of operations and RED will be looking to expand its offerings within Turks & Caicos. During the fourth quarter, RED Hospitality entered into an agreement to provide ferry services in Puerto Rico and expects future growth opportunities in this market. Lastly, RED continues to explore inorganic M&A opportunities to rapidly scale the platform expanding our market share within our existing markets as well as diversifying and expanding to new geographic areas.

Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. Remington was awarded eight third-party management agreements since the third quarter representing $2.1 million of first full year base fees. Seven of the contracts were for operating hotels and one was for a development.
Since the fourth quarter of 2019, Remington has executed 20 third-party management agreements representing $4.6 million of first full year base fees. Remington’s third-party hotels under management currently stand at 19 and represent approximately 20% of hotels under management. To date, Remington has contracts with 12 ownership groups, seven of which have more than one contract with Remington highlighting the best-in-class service and expertise we are able to offer our owners. We are optimistic about the future prospects of executing more third-party management contracts to bolster our roster of 92 hotels across 21 brands and 23 states and Washington, D.C. Lastly, in addition to our business development team organically sourcing new contracts, Remington is aggressively pursuing M&A opportunities to bolster its standing in the marketplace as a best-in-class hotel operator. We look forward to providing updates on this initiative in future quarters.
Premier provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. The company continues to add staff in order to support its growth objectives.
During the quarter Premier was awarded four additional hospitality design, procurement, and project management contracts along with one project management multi-family contract. To date, Premier has signed 35 contracts across 20 ownership groups totaling over $11 million of third party fees. The majority of Premier’s third party customers have come back to contract additional work for Premier. By delivering excellent service and exceptional projects, we are confident Premier will continue to capitalize on owners and investors uptick in capital investments.
INSPIRE, our leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration delivered a fourth quarter that we are excited to share with you.
Continuing the upward trend since the second quarter of 2021, INSPIRE generated $3.0 million of Adjusted EBITDA in the fourth quarter. Fourth quarter adjusted EBITDA was 138% above that of 2019 even with 20% lower revenue. While we are still ramping up costs, we have taken significant measures to rebuild the company in a more efficient manner that will allow us to deliver superior margins in the long-term once INSPIRE fully recovers.
Hospitality revenues, which include events at hotels, continue to rebound quicker than expected. In the fourth quarter, hospitality revenue was up 732% from the first quarter, highlighting the ramp we saw through the year. We remain extremely confident in the team’s ability to win third party contracts as hotels began to shift focus back to business as usual as the recovery continues.
OpenKey, a leading provider of digital key solutions allowing guests to unlock their rooms with mobile devices, posted another impressive quarter which included both app download growth of 65% and key delivery growth of 33% over the prior year period. While OpenKey’s operating metrics continue to gain traction as brands go-live on the platform, the fourth quarter was headlined by strong revenue growth. Fourth quarter revenue was up 63% compared to the prior year quarter. We now have 17 Four Seasons properties under contract, and added several other key properties in the fourth quarter. Finally, the Wyndham roll out is starting to gain significant traction with 12 properties under contract and six properties live.

Lastly, I’d like to update you on the progress of Ashford Securities, our retail capital-raising platform. The Ashford Securities leadership team continues to build out a world class fundraising platform by hiring exceptional people and growing our relationships in the broker/dealer community. We believe our long-term commitment to this platform distinguishes us from many of our competitors in the lodging industry because it provides another source of capital – retail capital. The alternative investment industry, in which Ashford Securities sits, raised over $86 billion last year. $86 billion was an all-time high as investors continue to adopt low correlation, real assets that generally provide additional diversification and income. In just eight months, Ashford Securities has raised $62 million in net proceeds from both retail and institutional investors for Braemar’s non-traded preferred stock.
Ashford Securities continues to evaluate its next product offerings by consulting with our underwriting, investment banking, and executive management teams. We continue to see a strong retail appetite for differentiated investment strategies designed to provide current income and growth that is not dependent on the traded capital markets. Ashford Securities is uniquely positioned to capitalize on this market opportunity. For 2022, we plan on launching several new products to our fundraising platform and believe we are at the very early stages of tapping this attractive capital source.
In summary, we are very pleased with our decision to enter the retail space and are excited to see the first fruits of our investment start to pay off. We're excited to access a fresh source of retail capital that will help us grow our platforms over the long term, with the goal of growing our assets under management and increasing shareholder values.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.